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                                                                 EXHIBIT 23.2.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in the Registration Statement of Calgene II, Inc. on Form S-4 of our report dated October 2, 1995, accompanying the combined financial statements of Tomato Investments and Associates, Inc. and Produce Related Technology of Monsanto Company appearing in the Prospectus which is part of the Registration Statement and the schedules appearing elsewhere in this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE AND TOUCHE LLP
St. Louis, Missouri

February 2, 1996